                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-8 of our report dated February 21, 1995, except for Note 16, as to which the date is March 10, 1995, on audits of the financial statements and financial statement schedules of Nobel Education Dynamics, Inc. as of December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994.


                                          /s/ Coopers & Lybrand LLP




Philadelphia, PA
November 28, 1995